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                                                                   EXHIBIT 10(L)














                         DISNEY SALARIED RETIREMENT PLAN





























                               As Amended through

                                 March 1, 1994
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                                    ARTICLE I

                                 PURPOSE OF PLAN

1.01      TYPE OF BENEFITS.

          The purpose of the Disney Salaried Retirement Plan is to provide retirement, health and welfare benefits for retired Participants and disability benefits for disabled Participants.

1.02      EFFECTIVE DATE.

          At the Restatement Date, the Plan amends and merges the Predecessor Plans, and benefits payable under the Predecessor Plans shall be payable under the Plan, provided that persons who retired, died or terminated employment with an Employer prior to January 1, 1988, shall receive benefits under the terms and conditions of the Predecessor Plans.

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                                   ARTICLE II

                                   DEFINITIONS

2.01 ACCRUED PENSION. "Accrued Pension" means, as of any Determination Date, the projected or actual normal retirement Pension, commencing on the Participant's Normal Retirement Date or immediately if the Participant has already attained his Normal Retirement Age, computed under Section 4.01(b).

2.02 ACTUARIAL EQUIVALENT. "Actuarial Equivalent" means the equivalent, payable in an alternate form, of a benefit payable in a normal form under the Plan as described in Section 4.01(b). Such equivalent shall generally be calculated based on the Pension Benefit Guaranty Corporation's assumptions under Appendix B to 29 C.F.R. Part 2619 for the preceding December and assuming that all Participants are male and all Contingent Annuitants and Beneficiaries are female. With respect to the calculation of lump sum payments in accordance with Section 6.01(c), the interest rate utilized shall be the applicable interest rate which would be used by the Pension Benefit Guaranty Corporation for valuing a lump sum distribution under the Plan as if the Plan had terminated as of the first day of the Plan Year in which the distribution occurs.

2.03 ADJUSTMENT FACTOR. "Adjustment Factor" means the cost of living adjustment factor prescribed by the Secretary of the Treasury under
          Section 415(d) of the Code applied to such items and in such manner as the Secretary shall provide.

2.04 AFFILIATED EMPLOYER. "Affiliated Employer" means any company not participating in the Plan which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) or a trade or business under common control (as defined in Section 414(c) of the Code) or a member of an affiliated service group (as defined in
          Section 414(m) of the Code) or any other entity required to be aggregated pursuant to regulations under Section 414(o) of the Code, with an Employer.

2.05      AGE.  "Age" means how old a person was on his immediate past birthday.

2.06 ANNUITY STARTING DATE. "Annuity Starting Date" means, with respect to a Participant, the applicable of:

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          (a)  The first day of the first period for which an amount is payable as an annuity under the Plan, or

          (b) Where the benefit is not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to his benefit under the Plan.

2.07 ASSOCIATED PLANS. "Associated Plans" means the Walt Disney Productions and Associated Companies' Retirement Plan, the Disneyland and Associated Companies' Retirement Plan, The Walt Disney World Co. and Associated Companies' Retirement Plan, and the MAPO Retirement Plan.

2.08 AVERAGE MONTHLY COMPENSATION. "Average Monthly Compensation means one-sixtieth of the average of a Participant's Compensation over sixty consecutive calendar months within the one-hundred-twenty-month period preceding the month in which occurs the earliest of:

          (1)  he ceases being a Covered Employee; or

          (2) for a Participant whose benefits are determined because of Breaks in Service before Normal Retirement Date, the month in which his Break in Service begins.

          The sixty consecutive months selected must be those that produce the highest average. If a Participant is an Employee for fewer than one-hundred twenty months, his sixty-month period for this subsection is determined within the period in which he was an Employee. If a Participant is an Employee for fewer than sixty consecutive calendar months, his Average Monthly Compensation is his actual Compensation during a period of his completed full consecutive calendar months as an Employee, divided by the number of those consecutive months.

          A Participant's Average Monthly Compensation cannot exceed one-sixtieth of the average of his compensation over sixty consecutive calendar months within the one-hundred-twenty-month period preceding the month in which he ceases being a Covered Employee or, for a Participant whose benefits are determined because of a Break in Service, preceding the month in which his Break in Service begins. The sixty consecutive months selected must be those that produce the highest

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          average.  If a Participant is an Employee for fewer than one hundred twenty months, his sixty-month period for this subsection is determined within the period in which he was an Employee. If a Participant is an Employee for fewer than sixty consecutive calendar months, his Average Monthly Compensation is his actual Compensation during a period of his completed full consecutive calendar months as an Employee ending on the last day he was a Covered Employee, divided by the number of those consecutive months.

2.09 BENEFICIARY. "Beneficiary" means any person, persons or entity, other than a Contingent Annuitant, named by a Participant by written designation filed with the Committee to receive benefits payable in the event of the Participant's death. However, if the Participant is married, his spouse shall be deemed to be the Beneficiary unless or until he elects another Beneficiary by a written designation completed in accordance with rules established by the Committee and filed with the Committee.

          If any Participant is married at the time such designation is completed or at the death of the Participant, then any such designation shall not be effective without Spousal Consent. If no such designation is properly in effect, as determined by the Committee, at the time of death of the Participant, or if no person, persons or entity so designated shall survive the Participant, the person or persons included in the highest priority category among the following, in order of priority, as determined by the Committee, shall be deemed to be the Beneficiary:

          (a)  The Participant's surviving Spouse;

          (b) The Participant's surviving children, including adopted children, in equal shares;

          (c)  The Participant's surviving parents in equal shares;

          (d) The Participant's surviving brothers and sisters, in equal shares; or

          (e)  The Participant's estate.

2.10 BOARD OF DIRECTORS. "Board of Directors" means the Board of Directors of the Company. The Board of Directors may, at its discretion, appoint the Executive

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          Committee or another Committee to take those actions on its behalf which are the responsibility of the Board of Directors in accordance with the terms of the Plan.

2.11 BREAK IN SERVICE. "Break in Service" means a Plan Year or other Eligibility Computation Period during which an Employee has been credited with less than 501 Hours of Service. Solely for the purpose of determining whether an Employee has incurred a Break in Service, Hours of Service shall also include hours granted, on the basis of forty-five (45) hours per week, for periods during which an Employee is on an approved Leave of Absence.

          If an Employee is absent from work because of such Employee's pregnancy, the birth of a child, placement of an adopted child, or caring for an adopted or natural child following birth or placement, the individual shall not be treated as having incurred a Break in Service in the Plan Year in which the absence begins or, if the individual would not otherwise have suffered a Break in Service during that Plan Year, in the next following Plan Year. The Committee may require that a Employee file a written request to receive Hours of Service credit under this paragraph. Unless otherwise determined by the Committee or an Employer's personnel practices, an Employee who is absent from work for the reasons described in this paragraph shall be deemed to have terminated employment for all purposes of this Plan other than the special Break in Service rule in this paragraph.

2.12 CODE. "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

2.13 COMMITTEE. "Committee" means the Committee appointed to administer the Plan in accordance with Article 8.

2.14      COMPANY.  "Company" means The Walt Disney Company.

2.15 COMPENSATION. "Compensation" means an Employee's base pay (excluding overtime, bonuses, relocation reimbursement, stock options, or other extraordinary payments as determined by the Committee) paid during the calendar year by the Employer in return for the Employee's services. Compensation does not include:

          (a) Employer contributions to any Pension Plan other than contributions caused by an Employee's salary deferral reduction pursuant to Section 401(k) of the Code;

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          (b)  Employer contributions to this Plan or any other plan of deferred compensation maintained by an Employer;

          (c)  Fringe benefits not taxable to the Employee;

          (d) Payments to or on behalf of an individual after he is no longer an Employee;

          (e) Salary deferral reductions pursuant to a Cafeteria Plan as described in Section 125 of the Code;

          (f)  Imputed life insurance and all other forms of imputed income; and

          (g) For purposes of determining an Employee's benefits for service after 1983, Earnings after the Employee ceased being a Covered Employee.

          Effective January 1, 1989 compensation shall not, for Plan purposes, exceed $200,000 multiplied by the Adjustment Factor for the Plan year.

2.16 CONTINGENT ANNUITANT. "Contingent Annuitant" means a Participant's spouse, or other person designated in writing by a Participant, with Spousal Consent if necessary, to receive benefits under the Plan upon the death of the Participant where such benefit is payable in the form of an annuity with a remainder interest payable for the life of a Contingent Annuitant.

2.17      COVERED EMPLOYEE.  "Covered Employee" means an Employee who:

          (1) Receives Compensation in the form of a salary (as distinguished from hourly-paid Employees), whether or not such Employee is exempt for wage-and-hour-law purposes;

          (2)  Has a job category that does not include the term:
                 (i)  "temporary",
                (ii)  "casual", or
               (iii)  "seasonal";

          (3) Has a job which requires or yields 1,000 Hours of Service under the first subsection of the definition of "Hour of Service" in
               Article II of the Plan, but without the application of the last subsection of that definition; and

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          (4)  Is not a member of a collective-bargaining unit that has a collective bargaining agent, unless the Board specifically waives this requirement.

2.18 DETERMINATION DATE. "Determination Date" means the date as of which an Accrued Pension or other benefit is calculated.

2.19 EARLY RETIREMENT DATE. "Early Retirement Date" means the first day of the calendar month on or immediately after the later of the Participant's 55th birthday or his completion of ten Years of Vesting Service. Effective January 1, 1989 the "ten" in the prior sentence will be replaced by the word "five".

2.20 EARNINGS. "Earnings" means for any relevant period, means an individuals wages, salaries for personal services, and other amounts received from the Employers and their Related Entities for personal services actually rendered. These Earnings include: but are not limited to, commissions paid salesmen; compensation for services on the basis of percentage of profits; commissions on insurance premiums; tips; bonuses; and other amounts permissibly included according to Treasury regulations as the base for computing statutory limits on Maximum Annual Benefits and Maximum Annual Additions. These Earnings do not include deferred compensation, certain stock options, and other like distributions that receive special tax benefits and are excluded from the base for computing those statutory limits. When computed for any Limitation Year, these Earnings are those paid (or deemed paid if the Plan operates to provide benefits according to accrued Earnings) or made available to the Participant within the Limitation Year.

2.21 EFFECTIVE DATE. "Effective Date" means the effective date of the two Predecessor Plans to this Plan, May 1, 1984.

2.22 ELIGIBILITY COMPUTATION PERIOD. "Eligibility Computation Period" means, with respect to an Employee, the applicable of (a) or (b) as follows:

          (a) A 12 consecutive month period commencing on the Employee's Employment Commencement Date in which he has been credited with at least 1,000 Hours of Service; or

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          (b)  Plan Year:

               In the case of an Employee who is not credited with at least 1,000 Hours of Service in the 12 month period described in
               Section 2.22(a) above, a Plan Year, commencing with the Plan Year beginning immediately following the Employee's Employment Commencement Date, in which he has been credited with at least 1,000 Hours of Service.

2.23 ELIGIBLE EMPLOYEE. "Eligible Employee" means a Covered Employee who has attained age eighteen and has completed one Eligibility Computation Period. If a Covered Employee was hired after Age 60 but before January 1, 1988, such individual is an Eligible Employee on the later of (i) January 1, 1988, or (ii) when the individual completed one Eligibility Computation Period. An Employee is an Eligible Employee on the day before he satisfies the requirements of Article III of the Plan.

2.24 EMPLOYEE. "Employee" means any person receiving compensation for services rendered to an Employer or an Affiliated Employer, which compensation is subject to withholding of income tax and/or for whom Social Security contributions are made by an Employer or an Affiliated Employer, including any Leased Employee but excluding any person who serves solely as a director or independent contractor.

2.25 EMPLOYER. "Employer" means the Company and any subsidiary or affiliated company which, with the approval of the Board of Directors and subject to such conditions as the Board of Directors may impose, adopts this Plan, and any successor or successors of any of them.

2.26 EMPLOYMENT COMMENCEMENT DATE. "Employment Commencement Date" means the first date as of which an Employee is credited with an Hour of Service for an Employer or an Affiliated Employer.

2.27 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.28 FLAT BENEFIT. "Flat Benefit" means the Accrued Benefit element described in Section 5.02(b).

2.29 FORMULA BENEFIT. "Formula Benefit" means the Accrued Benefit element described in Section 5.02(c).

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2.30      HOUR OF SERVICE.  "Hour of Service" means, with respect to any applicable computation period.

          (a) An Hour of Service is each hour for which an Employee is paid or is entitled to payment for the performance of duties for an Employer or Affiliate during the applicable computation period.

          (b) An Hour of Service is each hour for which an Employee is paid, or is entitled to payment, by an Employer or Affiliate on account of a period during which no duties are performed (regardless of whether the employment relationship has terminated) because of vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence, but

               (1) no more than 501 Hours of Service are to be credited under this subsection (b) to an Individual for any single continuous period during which he performs no duties (whether or not the period occurs in a single computation period);

               (2) an hour is not credited where an individual is directly or indirectly paid or is entitled to payment because of a period during which no duties are performed if that payment is made or is due under a plan maintained solely for the purpose of complying with applicable worker's compensation or unemployment compensation or disability insurance laws; and

               (3) Hours of Service will not be credited for a payment that solely reimburses an individual for medical or medically related expenses incurred.

               For purposes of this subsection (b), a payment is deemed to be made by or be due from an Employer or Affiliate regardless of whether it is made by or due from that entity directly or indirectly through a trust fund or insurers (among others) to which that entity contributes or pays premiums and regardless of whether contributions made or due to the trust fund or insurer or other funding vehicle are for the benefit of particular individuals or are on behalf of a group of individuals in the aggregate.

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          (c)  An Hour of Service is each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or Affiliate. The same Hours of Service must not be credited both under subsection (a) or (b) and also under this subsection (c). Thus, for example, if an individual receives a back-pay award following a determination that he was paid at an unlawful rate for Hours of Service previously credited, he is not entitled to additional credit for the same Hours of Service. Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in subsection (b) is subject to the limitations set forth in that subsection. For example, no more than 501 Hours of Service are required to be credited for payments of back pay, to the extent that the back pay is awarded or agreed to for a period of time during which an individual did not or would not have performed duties.

          (d) For determining Hours of Service for reasons other than the performance of duties, the special rule provided in 29 C.F.R.
               section 2530.200b-2(b) is incorporated by reference. That rule provides that Hours of Service are credited on the basis of the number of hours in the individual's regular work schedule or, in the case of a payment not calculated by units or time, by dividing the payment in question by the individual's most recent hourly rate of pay.

          (e) For purposes of crediting Hours of Service to computation periods, the special rule provided in 29 C.F.R. section 2530.200b-2(c) is incorporated by reference. That rule provides that Hours of Service are credited to an individual in the computation periods covered by the individual's regular work schedule during the period of nonperformance.

          (f) The determination of Hours of Service must be made from records of hours worked and hours for which payment is made or due.

          (g) For purpose of determining Hours of Service credited but not for purposes of determining whether an Employee is a Covered Employee, each Employee must be credited with at least forty-five Hours of Service for each week for which he would

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               be required to be credited with at least one Hour of Service under subsection (a).

2.31 KEY PLAN. "Key Plan" means the Walt Disney Productions and Associated Company's Key Employees Deferred Compensation and Retirement Plan.

2.32      LEASED EMPLOYEE.  "Leased Employee" means any person as so defined in
          Section 414(n) of the Code.

2.33 LEAVE OF ABSENCE. "Leave of Absence" means an absence authorized by an Employer under its standard personnel practices as applied in a uniform and nondiscriminatory manner to all persons similarly situated, provided that the Employee resumes employment with the Employer or an Affiliated Employer within the period specified in the authorization of the Leave of Absence.

2.34 MOTION PICTURE PLAN. "Motion Picture Plan" means the Motion Picture Industry Pension Plan.

2.35 NORMAL RETIREMENT AGE. "Normal Retirement Age" means an Employee's 65th birthday.

2.36 NORMAL RETIREMENT DATE. "Normal Retirement Date" means the first day of the calendar month on or immediately after an Employee's Normal Retirement Age.

2.37 OFFSET VALUE. "Offset Value" means the value of a Participant's Leveraged Offset Account under the Savings Plan at the time such account is distributed in a method that does not include periodic payments. If more than one distribution that is not a periodic payment is made from the Participant's Leveraged Offset Account under the Disney Savings and Investment Plan for Salaried Employees, an additional portion of his Offset Value is determined and added to his Offset Value as of the time of each such distribution. If the Participant's Leveraged Offset Account has not been distributed or is to be distributed in periodic payments, his Offset Value is determined initially or his Offset Value is determined and added to his Offset Value on the earlier of the time his Accrued Benefit under this Plan becomes payable or the time such periodic payments begin. On each determination date the fair-market value of the Leveraged Offset Account at that time is converted into an OFFSET VALUE using the Actuarial Equivalent basis.

          A Participant's OFFSET VALUE is an aggregate of all

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          Offset Values accumulated for him under this subsection, and it is possible for his Offset Value to periodically yield a Negative Accrued Benefit under this Plan.

2.38 PARTICIPANT. "Participant" means any person included for participation in the Plan as provided in Article III and who continues to be entitled to benefits under the Plan.

2.39 PAST SERVICE AVERAGE MONTHLY COMPENSATION. "Past Service Average Monthly Compensation" means one-sixtieth of the sum of his Compensation over sixty consecutive calendar months within the one-hundred-twenty-month period preceding May 1, 1984. The sixty consecutive months selected must be those that produce the highest average. For purposes of this subsection, if a Participant is an Employee for fewer than one hundred twenty months before May 1, 1984, his sixty-month period for this subsection is determined within the period before May 1, 1984, in which he was an Employee. If a Participant is an Employee for fewer than sixty consecutive months before May 1, 1984, his Past Service Average Monthly Compensation is his actual Compensation before May 1, 1984, during his completed full consecutive calendar months as an Employee immediately before May 1, 1984, divided by the number of those consecutive months.

2.40 PAST SERVICE MONTH. "Past Service Month" means each month before May 1, 1984, for which an Employee who became a Participant on May 1, 1984 is credited with any Hours of Service during a period uninterrupted by a Separation from service and in which he was a Covered Employee, except for:

          (1) A Participant who was eligible to participate in the Key Plan and as of December 31, 1984, or earlier declined or is deemed to have declined to participate in the Key Plan is not credited with Past Service Months;

          (2) A Participant who was not eligible to participate in the Key Plan but was eligible to participate in the Associated Plans and declined or is deemed to have declined to participate in the Associated Plans is not credited with Past Service Months for periods before May 1, 1984, in which he was not a participant in the Motion Picture Plan; or

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          (3)  Service after attainment of age sixty-five is disregarded.

2.41 PENSION. "Pension" means a Participant's benefit under the Plan, generally payable in the form of an annuity.

2.42 PLAN. "Plan" means the Disney Salaried Retirement Plan as set forth in this document, or as amended from time to time.

2.43      PLAN YEAR.  "Plan Year" means the calendar year.

2.44 POSTPONED RETIREMENT DATE. "Postponed Retirement Date" means the first day of the calendar month on or immediately after the date that a Participant terminates his employment with an Employer or an Affiliated Employer after his Normal Retirement Date.

2.45 PREDECESSOR EMPLOYER. "Predecessor Employer" means a company merged into, consolidated with or absorbed by an Employer, or where substantially all of the assets or business have been acquired by an Employer.

2.46 PREDECESSOR PLANS. "Predecessor Plans" means the Disney Salaried Service Pension Plan and the Disney Salaried Supplemental Pension Plan.

2.47 PRE-MAY 1984 SERVICE BENEFIT. "Pre-May 1984 Service Benefit" means the Accrued Benefit element described in Section 5.02(d).

2.48 POST-APRIL 1984 SERVICE BENEFIT. "Post-April 1984 Service Benefit" means the Accrued Benefit element described in Section 5.02(e).

2.49 REEMPLOYMENT COMMENCEMENT DATE. "Reemployment Commencement Date" means the date an Employee first is credited with an Hour of Service following a prior Break in Service.

2.50 RESTATEMENT DATE. "Restatement Date" means the effective date of the merger of the two Predecessor Plans, January 1, 1988.

2.51 RETIREMENT DATE. "Retirement Date" means a Participant's Normal Retirement Date, Early Retirement Date or Postponed Retirement Date.

2.52 RULE OF PARITY. "Rule of Parity" means a rule pursuant to which a Participant who incurs a Break in Service shall have his Eligibility Computation Periods, Years of Vesting Service, and/or which occur prior to such Break in Service ignored.
          If an Employee or Participant incurs a Break in Service and if he has no Non-forfeitable Accrued Benefit at the time of his Break in Service, his Eligibility Computation Periods prior to such Break in Service shall not be taken into account if the number of consecutive one year Breaks in Service equals or exceeds the greater of the Employee's or Participant's Eligibility Computation Periods completed prior to the first such Break in Service or five. If the preceding sentence would cause any Eligibility Computation Periods to be disregarded as of December 31, 1984 if that sentence's reference to five were ignored, such Eligibility Computation Periods shall continue to be disregarded. Eligibility Computation Periods previously eliminated by a prior application of this paragraph shall not be counted for purposes of the preceding sentences. For purposes of computing Years of Vesting Service, the Rule of Parity shall be applied under the preceding sentences by substituting "Years of Vesting Service" for "Eligibility Computation Period" in each place it appears. For purposes of computing Years and Benefit Services, the Rule of Parity shall be applied under the preceding sentences by substituting "Years of Benefit Services" for "Eligibility Computation Periods" in each place it appears.

2.53 SAVINGS PLAN. "Savings Plan" means the Disney Savings and Investment Plan for Salaried Employees.

2.54 SECTION. "Section" means a section in this Plan unless otherwise designated.

2.55 SOCIAL SECURITY BASE. "Social Security Base" means the annual amount of wages specified as the maximum amount to be included in the determination of Employer contributions under the Federal Insurance Contributions Act at the time in effect.

2.56 SOCIAL SECURITY RETIREMENT AGE. "Social Security Retirement Age" means, with respect to any Participant, the age used as his retirement age under Section 216(1) of the Social Security Act, except that said section of said Act shall be applied without regard to the age increase factor and as though the early retirement age under Section 216(1) (2) of said Act were 62.

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2.57      SPOUSAL CONSENT.  "Spousal Consent" means written consent given by a
          Participant's spouse to an election made by the Participant of a specified form of benefit or a designation by the Participant of a specified Contingent Annuitant or Beneficiary other than the spouse. That consent shall be duly witnessed by a Plan representative or notary public and shall acknowledge the effect on the spouse of the Participant's election. The requirement for spousal consent may be waived by the Committee if it is established to its satisfaction that there is no spouse, or that the spouse cannot be located, or because of such other circumstances as may be established by applicable law.

2.58 TRANSITIONAL PARTICIPANT. "Transitional Participant" means an Employee who is a Participant in this Plan for part of this Plan's Plan Year and who is a participant in the Associated Plans for part of that same Plan Year, who is credited with 1,000 Hours of Service during that Plan Year, but who is not credited with a Year of Benefit Service for that Plan Year because of the exclusion in
          Section 2.30(3).

2.59 TRUST AGREEMENT. "Trust Agreement" means the trust agreement or agreements that may be established from time to time hereunder and as the same may from time to time be amended and/or restated; provided that, to the extent the assets of this Plan are held pursuant to an annuity contract or other contract issued by an insurance company as provided in Section 401(f) of the Code, then the term "Trust Agreement" shall include such annuity contract or other contract.

2.60 TRUST FUND. "Trust Fund" means all money or other property which is held by the Trustee, pursuant to the terms of the Trust Agreement.

2.61 TRUSTEE. "Trustee" means the trustee acting under the Trust Agreement, or any other Trustee or Trustees designated in any trust agreement or agreements which may be established to carry out the purposes of this Plan, including any insurance company which is the issuer of an annuity or other contract qualifying as a Trust Agreement as defined in Section 2.44.

2.62 YEAR OF BENEFIT SERVICE. "Year of Benefit Service" means each Plan Year after December 31, 1983 for which a Participant is credited with at least 1,000 Hours of Service. In computing, the following are disregarded:

          (1)  service before 1984;

          (2)  service before becoming a Participant;

          (3)  service other than as a Covered Employee;

          (4)  [intentionally left blank];

          (5) Hours of Service credited for periods in which no services were performed for the Employer, except as required by law;

          (6)  Years of Benefit Service ignored under the Rule of Parity; and

          (7) for purposes of determining a Participant's Flat Benefit only, service during any period in which the participant's participation in the Motion Picture Plan requires a contribution from the Employers to that Plan.

          If a Participant has a Non-forfeitable Employer Contribution Accrued Benefit when his Break in Service begins, his Years of Benefit Service before his Break in Service must be restored when he is reemployed by an Employer. A Participant who Separates from Service and returns without a Break in Service loses no Years of Benefit Services credited before his Separation from Service occurred. If a Participant Separates from Service and returns after a Break in Service, and if the Rule of Parity does not apply, his credited Years of Benefit Services at the time he Separated from Service must be restored when he is reemployed by an Employer.

2.63 YEAR OF VESTING SERVICE. "Year of Vesting Service" means, with respect to any Employee, a Plan Year (including calendar years prior to the Effective Date) in which the Employee has been credited with 1,000 or more Hours of Service, subject to the following:

          (a) If his employment is terminated and he is later reemployed by an Employer or an Affiliated Employer after he has incurred one or more Breaks in Service, his Years of Vesting Service after reemployment shall be aggregated with his prior Years of Vesting Service provided (i) he was previously vested in his Accrued Pension, or (ii) his years of Break in Service do not equal or exceed the greater of five or his Years of Vesting Service before the Break in Service, and he is credited with at least one Year of Vesting Service after his return to employment with an Employer or Affiliated Employer;

          (b) Service with a Predecessor Employer shall count as Years of Vesting Service hereunder; (i) If an Employer continues to maintain a qualified plan sponsored by such Predecessor Employer; or

                 (i) If an Employer continues to maintain a qualified plan sponsored by such Predecessor Employer; or

                (ii) If, and to the extent, employment with the Predecessor Employer is required to be treated; or

               (iii)  If, and to the extent, granted by the Board of Director.

          (c) Service with any other company which has been or may later be acquired by an Employer or an Affiliated Employer shall not count unless required by law or unless determined by the Board of Directors;

          (d) If the Employee shall have been absent from the service of an Employer or an Affiliated Employer because of service in the Armed Forces of the United States and if he shall have returned to the service of an Employer or Affiliated Employer having applied to return while his reemployment rights were protected by law, that absence shall be included in his Years of Vesting Service; and

          (e) If he is on a Leave of Absence, the Company may authorize the inclusion in his Years of Vesting Service of any portion of that period of leave which is not included in his Years of Vesting Service under (d) above.

          (f) For purposes of determining non-forfeitability of Participant's Pension attributable to his service before May 1, 1984, each Participant's Year of Vesting Service shall not be less than one Year of Vesting Service for each twelve months during the period ending on May 1, 1984, in which he was a Covered Employee without a Separation from Service, nor are they less than his years of vesting service Associated Plans (as defined in the Associated Plans) nor are they less than his years of vesting service under the Motion Picture Plan (as defined in the Motion Picture Plan), provided he was an Employee of an Employer during such period.

                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

3.01      ELIGIBILITY.

          Only Eligible Employees may participate in this Plan.

3.02      PARTICIPATION.

          An Employee who was a Participant prior to the Restatement Date shall remain a Participant thereafter provided that he remains an Eligible Employee. An Employee who becomes an Eligible Employee in accordance with Section 2.23 of the Plan shall become a Participant as of the first day of the month after he meets such eligibility requirements.

3.03      REEMPLOYMENT OF FORMER EMPLOYEES AND FORMER PARTICIPANTS.

          Any person reemployed by an Employer as an Eligible Employee who was previously a Participant shall be immediately eligible to become a Participant in the Plan.

3.04      TERMINATION OF ELIGIBILITY.

          A Participant who remains in the employ of an Employer or an Affiliated Employer, but ceases to be an Eligible Employee, shall continue to be a Participant in the Plan, but shall not accrue benefits under the Plan while his employment status is other than as an Eligible Employee.

3.05      TERMINATION OF PARTICIPATION.

          An Eligible Employee's participation in the Plan shall terminate on the date he terminates employment with an Employer or an Affiliated Employer unless the Participant is entitled to benefits under the Plan, in which event his participation shall terminate when those benefits have been distributed to him.

                                   ARTICLE IV

                                  CONTRIBUTIONS

4.01      EMPLOYER CONTRIBUTIONS.

          Each Employer shall, make such contributions to the Plan which are sufficient, on an actuarial basis approved by the Committee, to fund the cost of the benefits provided hereunder for the Participants.

4.02      PLAN-TO-PLAN TRANSFERS.

          Assets may be transferred to this Plan directly from another qualified plan where authority for such transfer is in accordance with law and-has been granted by the Board of Directors. Such transferred assets shall generally be utilized to provide benefits accrued by Participants under the other qualified plan in accordance with the terms of this Plan.

4.03      RETURN OF CONTRIBUTIONS.

          (a) If all or part of the Employer's deductions under Section 404 of the Code for contributions to the Plan are disallowed by the Internal Revenue Service, the portion of the contributions to which that disallowance applies shall be returned to the applicable Employer(s) without interest but reduced by any investment loss attributable to those contributions. The return shall be made within one year after the disallowance of deduction.

          (b) An Employer may recover without interest the amount of its contributions to the Plan made on account of a mistake of fact, reduced by any investment loss attributable to those contributions, if recovery is made within one year after the date of those contributions.

                                    ARTICLE V

                               RETIREMENT BENEFITS

5.01      ACCRUED BENEFIT.

          (a) A Participant's Accrued Benefit is a benefit that begins at his Normal Retirement Date. It includes benefits accrued under this Plan attributable to Employer contributions to this Plan (and certain Employee Contribution Accrued Benefits attributable to buy-backs as described in Section 5.02(i)) and benefits accrued before May 1, 1984, under the Associated Plans attributable to Employer contributions and Employee contributions transferred to this Plan under Section 7.03(b) of the Predecessor Plans.

          (b) The value of a Participant's Accrued Benefit is based on his Normal Retirement Benefit as defined in Section 5.02(a) (considering that the Offset Value reduces the benefits that would otherwise have accrued under this Plan if there was no offset) computed as accrued under the appropriate accrual rule, as determined by the Committee, under Code section 411(b)(1).

          (c) A Participant's Accrued Benefit (computed as if payable annually or computed on a twelve-month basis) never exceeds the greatest amount allowable without exceeding the limitations described in
               Section 5.06.

          (d)  A Participant's Normal Retirement Age is Age sixty-five.

          (e) A Participant's normal Retirement Date is on the first day of the month after he reaches his Normal Retirement Age.

          (f) The right of a Participant to his Normal Retirement Benefit shall be non-forfeitable as of his Normal Retirement Age.

5.02      NORMAL RETIREMENT BENEFIT.

          (a) A Participant's Normal Retirement Benefit is his Accrued Benefit (considering that the Offset Value reduces the benefits that would otherwise have accrued under this Plan if there was no offset) determined as of his Normal Retirement Age as a monthly income for the Participant's life equal to the sum of:

               (1) the Flat Benefit element described in Section 5.02(b), which element is subject to the special make-whole rules in
                    Section 5.02(h), the special withdrawal and buy-back rules in Section 5.02(i), and is reduced by the Participant's Offset Value;

               (2) the Formula Benefit element described in Section 5.02(c), which element is reduced by the Participant's Offset Value;

               (3) the Pre-May 1984 Service Benefit element (accrued before May 1, 1984) described in Section 5.02(d); and

               (4) the Post-April 1984 Service Benefit element (accrued after April 30, 1984) described in Section 5.02(e), and which is reduced by the Participant's Offset Value

               Prior to January 1, 1988 a Participant's Normal Retirement Benefit could not exceed the Accrued Benefit that would be provided for him if he Separated from Service at Normal Retirement Age.

          (b) The Flat Benefit element is the monthly benefit corresponding to his Credited Hours of Service and Credited Years of Service according to the following table:

                Credited                 Credited                  Monthly
                 Year of                 Hours of                  Benefit
                 Service                  Service                  Amount
                ----------------------------------------------------------

                   10                15,000   - 15,749            $200.00
                   10                15,750   or more              210.75
                   11                16,500   - 17,240             221.50
                   11                17,250   or more              232.25
                   12                18,000   - 18,749             243.00
                   12                18,750   or more              253.75
                   13                19,500   - 20,249             264.50
                   13                20,250   or more              275.25
                   14                21,000   - 21,749             286.00
                   14                21,750   or more              296.75
                   15                22,500   - 23,249             307.50

                   15                23,250   or more              318.25
                   16                24,000   - 24,749             329.00
                   16                24,750   or more              339.75
                   17                25,500   - 26,249             350.50
                   17                26,250   or more              361.25
                   18                27,000   - 27,749             372.00
                   18                27,750   or more              382.75
                   19                28,500   - 29,249             393.50
                   19                29,250   or more              404.25
                   20                30,000   - 30,749             415.00
                   20                30,750   or more              426.75
                   21                31,500   - 32,249             438.50
                   21                32,250   or more              450.25
                   22                33,000   - 33,749             462.00
                   22                33,750   or more              473.75
                   23                34,500   - 35,249             485.50
                   23                35,250   or more              497.25
                   24                36,000   - 36,749             509.00
                   24                36,750   or more              520.75
                   25                37,500   - 38,249             532.50
                   25                38,250   or more              544.25
                   26                39,000   - 39,749             556.00
                   26                39,750   or more              567.75
                   27                40,500   - 41,249             579.50
                   27                41,250   or more              591.25
                   28                42,000   - 42,749             603.00
                   28                42,750   or more              614.75
                   29                43,500   - 44,249             626.50
                   29                44,250   or more              638.25
                   30 or more        45,000   or more              650.00


          (1) For purposes of this Section 5.02(b), a Participant's CREDITED HOURS OF SERVICE AND CREDITED YEARS OF SERVICE are equal to the sum of his Credited Hours of Service and Credited Years of Service before May 1, 1984, under the Associated Plans and his Credited Hours of Service and Credited Years of Service for Plan Years after 1983 in which he is credited with a Year of Benefit Service.

          (2) For purposes of this Section 5.02(b) only, a Transitional Participant for any Plan Year after 1983 is deemed to have a Year of Benefit Service unless he also is credited with a Year of Service under the Associated Plans for the Associated Plans' plan year ending within this Plan's Plan Year in which he is a Transitional Participant.

          (3) For purposes of this Section 5.02(b) only, a Participant who attained Age sixty-five before May 1, 1984, is also deemed to have a Year of Benefit Service as defined in
               Section 2.31.

          (4) A Participant is not entitled to a Flat Benefit under this Plan if such Flat Benefit duplicates a benefit to which he is entitled under the Associated Plans.

          (5) A Participant is not entitled to a Flat Benefit under this subsection to the extent that it duplicates his make-whole benefit described in Section 5.02(h).

          (6) For purposes of this Section 5.02(b) only, a Participant who is credited with a Year of Benefit Service is also credited with a Credited Year of Service.

          (7) Credited Hours of Service in the above table are Hours of Service credited for Plan Years in which the Participant is credited with a Year of Benefit Service.

          (8) If a Participant has less than ten Credited Years of Service, his Flat Benefit is equal to $200.00 multiplied by a fraction (not to exceed one), the numerator of which is his Credited Hours of service and the denominator which is 15,000.

          (9) If a Participant has at least ten Credited Years of Service and has less than the lowest number of Credited Hours of Service set forth opposite his number of Credited Years of Service in the above table, his Flat Benefit is equal to the lower benefit set forth opposite his Credited years of Service times a fraction, the numerator of which is the Participant's Credited Hours of Service and the denominator of which is that lowest number of Credited Hours of Service set forth opposite the Participant's number of Credited Years of Service.

          (c) The Formula Benefit element is a monthly benefit calculated by adding the products of the following formulas:

                 (i) the Participant's Past Service Months multiplied by one-twelfth of the value resulting from adding sixty-five hundredths percent (0.65%) of his Average Monthly Compensation to twenty-five thousandths percent (0.025%) of his Average Monthly Compensation that is greater than $2,500; plus

                (ii) the Participant's Future Service Years of Participation multiplied by the value resulting from adding fifty-five hundredths percent (0.55%) of his Average Monthly Compensation to twenty-five thousandths percent (0.025%) of his Average Monthly Compensation that is greater than $2,500.

          A Participant's Formula Benefit cannot be greater than the amount that would yield the maximum percentage in the Special Limitation Table below, corresponding to twelve times his Average Monthly Compensation if his Formula Benefit was added to his accrued benefits under the Associated Plans, Sections 5.02(a) and 5.02(e) of the Plan, the Motion Picture Plan and this Plan's Flat-Benefit, and related to twelve times his Average Monthly Compensation. A Participant's Formula Benefit is zero if his accrued benefits under the Associated Plans, the Plan's Sections 5.02(d) and 5.02(e), the Motion Picture Plan, and this Plan's Flat Benefit equal or exceed his maximum percentage in the following Special Limitation Table:


                            SPECIAL LIMITATION TABLE

           Twelve Times Average                          Maximum
           Monthly Compensation                        Percentage
           --------------------                        ----------

           Less than $21,000.00                            60%
           $21,000  -  21,999.99                           61
            22,000  -  22,999.99                           62
            23,000  -  23,999.99                           63
            24,000  -  24,999.99                           64
            25,000  -  25,999.99                           65
            26,000  -  26,999.99                           66
            27,000  -  27,999.99                           67
            28,000  -  28,999.99                           68
            29,000  -  29,999.99                           69
            30,000  -  30,999.99                           70
            31,000  -  31,999.99                           71
            32,000  -  32,999.99                           72
            33,000  -  33,999.99                           73
            34,000  -  34,999.99                           74
            35,000  -  35,999.99                           75
            36,000  -  36,999.99                           76
            37,000  -  37,999.99                           77
            38,000  -  38,999.99                           78
            39,999  -  39,999.99                           79
            40,000  -  40,999.99                           80
            41,000  -  41,999.99                           81
            42,000  -  42,999.99                           82
            43,000  -  43,999.99                           83
            44,000  -  44,999.99                           84
            45,000  and over                               85

          (d) The Pre-May 1984 Service Benefits element is the Participant's Past Service Months multiplied by one-twelfth of the value resulting from adding one and fifteen hundredths percent (1.15%) of his Past Service Average Monthly Compensation to thirty-five hundredths percent (0.35%) of his Past Service Average Monthly Compensation that is greater than $2,500.

          (e) The Post-April 1984 Service Benefits element is the Participant's Future Service Years of Participation multiplied by the value resulting from adding one percent of his Future Service Average Monthly Compensation to thirty-five hundredths percent (0.35%) of his Average Monthly Compensation that is greater than $2,500.

               A Participant's Offset Value is applied first to reduce his Formula Benefit and last to reduce the applicable portion of his Flat Benefit. The applicable portion of his Flat Benefit is that attributable to Credited Years of Service for Plan Years after 1983 in which he is credited with a Year of Benefit Service.

          (f) For purposes of this Plan article, a BREAK IN SERVICE is any Plan Year in which the Participant is credited with fewer than 501 Hours of Service.

          (g) The accrual computation period is the calendar month for purposes of Past Service Months and the Plan Year for purposes of Future Service Years of Participation. The accrual computation period is used to measure benefit accruals. The Plan Year is the accrual computation period used to determine Breaks in Service and Future Service Years of Participation before Breaks in Service.

          (h) The paragraphs of this Section 5.02(h) define a make-whole benefit considered to be part of a Participant's Flat Benefit if it results in a payment from this Plan.

               (1) If an Employee's transfer has the effect of requiring him to become a participant in the Motion Picture Plan and ceasing to be a Participant in this Plan for purposes of accruing his Flat Benefit or has the effect of his becoming a Participant in this Plan and ceasing to be a participant in the Motion Picture Plan, his total benefits under this Plan, the Associated Plans, and the Motion Picture Plan must be not less than those that he would have received under this Plan, the Motion Picture Plan, and all such Associated Plans had he not been so required to become a participant in the Motion Picture Plan or a Participant in this Plan, as the case may be. If the total benefits otherwise payable under such plans are less than those that the Participant would have received had he not been required to become a participant in the Motion Picture Plan or that he would have received had he not been required to become a Participant in this Plan, his Flat Benefit under this Plan is the excess of (i) a benefit calculated under this Plan as though all Hours of Service as an Employee while he was a participant in the Motion Picture Plan were Credited Hours of Service, over (ii) the portion of the benefit under the Motion Picture Plan and other Associated Plans attributable to service as an Employee. If a Participant otherwise entitled to the benefits of this Plan section 5.02(h) either refuses to participate in the Motion Picture Plan or, having become a participant in that plan voluntarily withdraws from that plan at a time when he has a vested interest in that plan, he forfeits his rights under this Section.

               (2) If a Participant in this Plan has transferred from the Motion Picture Plan pursuant to an open enrollment for that purpose: (1) solely for the purpose of applying the rule in
                    Section 5.02(b)(l), he is credited with a Credited Year of Service for each of the Associated Plans' Plan Years during which he completed at least 750 Hours of Service for that year as an Employee while he was a participant in the Motion Picture Plan; (ii) he is credited with a Vesting Credit for each vesting computation period during which he completed Hours of Service as an Employee while he was a Participant in the Motion Picture Plan; and (iii) solely for the purpose of determining his eligibility for the benefits described in
                    Section 5.04 and Section 7.03, his Hours of Service as an Employee under the Motion Picture Plan are deemed to be Credited Hours of Service.

          (i) A Participant who ceases to be a Covered Employee and who does not become a Participant in the Associated Plans may elect to receive a lump-sum payment that is equal to his accumulated contributions as defined in the Associated Plans. That payment must be made to the Participant within ninety days after receipt of his election in writing. A Participant's benefits distributed from this Plan must always be at least equal to his accumulated contributions as defined in the Associated Plans and, if necessary, the

               Administrative Committee must direct a distribution in satisfaction of that liability. If a Participant does not have nonforfeitable accumulated contributions as defined in the Associated Plans and he does not elect to receive his accumulated contributions as defined in the Associated Plans, the Committee must direct that he be paid his accumulated contributions as defined in the Associated Plans following his fifth consecutive one-year Break in Service. The benefits of a Participant who receives a distribution under this subsection are based on the Plan as in effect on the date as of which the distribution is made to him. A Participant may elect to receive his accumulated contributions as defined in the Associated Plans and payment must be made to him within ninety days after receipt of his written election. A Participant's election to withdraw his accumulated contributions as defined in the Associated Plans pursuant to this subsection does not affect his Accrued Benefit attributable to employer contributions. Notwithstanding the above, for Employees with an Hour of Service on or after August 23, 1984, the payment of accumulated contributions must be in the form provided in
               Section 6.01 unless a Spousal Consent authorizing a lump sum is filed with the Committee. For purposes of this subsection, accumulated contributions shall be defined in accordance with the Associated Plans.

5.03      EARLY OR LATE RETIREMENT.

          (a) A Participant who has not reached his Normal Retirement Date but who has reached an Early Retirement Date may retire from service on an Early Retirement Date and commence to receive an early retirement Pension as of the first day of the calendar month after he submits to the Committee a written application for retirement benefits and after he separates from service.

          (b) Unless the Participant otherwise elects, the early retirement Pension shall be a deferred Pension beginning on the Participant's Normal Retirement Date and, subject to the provisions of Section 6.01, shall be equal to his Accrued Pension. However, the Participant may elect to receive an early retirement Pension beginning on the first day of any calendar month on or after his Early Retirement Date but before his Normal Retirement Date. In that case, the Participant's Pension shall be equal to the deferred Pension reduced by 1/180th for each of the first 60 months and 1/360th for each of the next 60 months by which the date the Participants early retirement Pension begins precedes his Normal Retirement Date.

          (c) If a Participant retires on a Postponed Retirement Date or otherwise postpones his retirement Pension, he shall commence to receive a late retirement Pension as of the earlier of the first day of the calendar month after his actual Retirement Date or the date that he is required by law to commence receiving payment of his benefit.

          (d) A late retirement Pension which commences following a Participant's actual Retirement Date shall, subject to provisions of Section 5.01, be equal to:

                 (i) The amount determined in accordance with Section 5.02(a) but, where applicable, based on the Participant's Compensation, Average Monthly Compensation, Past Service Average Monthly Compensation, Future Service Years of Participation and Past Service Months through his Postponed Retirement Date, or, if greater:

                (ii) The amount of Pension to which the Participant would have been entitled under Section 5.02(a) if he had retired on his Normal Retirement Date, with such benefit adjusted to an Actuarial Equivalent to reflect the failure to pay such portion for each month subsequent to the Participant's Normal Retirement Date during which he did not receive a payment of such portion and during which he was not credited with an Hour of Service in each of eight days.

          (e) A late retirement Pension which commences prior to a Participant's Retirement Date in accordance with the requirements of Section 6.04(b) shall be calculated in accordance with Section 5.02(b) above, except that the benefit shall be calculated based on the Participant's Compensation, Earnings, Past Service Earnings, Years of Benefit Service and Credited Years of Past Service through the last day of the Plan Year preceding the date that benefits are to commence to be paid or adjusted rather than as of his Postponed Retirement Date. In addition, the amount of Pension to which a Participant is entitled under the Plan shall be recalculated annually, during the period that the Participant is still employed by an Employeror an Affiliated Employer, as of the end of each Plan Year with the amount of benefit being paid adjusted as of the first day of the following Plan Year.

5.04      DISABILITY.

          (a) An ELIGIBLE DISABLED PARTICIPANT is a Participant who has at least ten Years of Vesting Service and has attained Age fifty-five but not Age sixty-five and is determined to have a Disability. An Eligible Disabled Participant's Disability Date is the day on which his disability is deemed to have started.

          (b) DISABILITY means a total and permanent incapacity by bodily injury or disease that prevents an Employee from engaging in any occupation or employment for remuneration or profit, except for purposes of rehabilitation as determined by the Administrative Committee, and that entitles the Employee to a disability benefit under the Social Security Act of the United States.

          (c) A Participant who no longer satisfies each requirement in Section 5.04(b) is no longer an Eligible Disabled Participant.

          (d) An Eligible Disabled Participant is deemed to receive Compensation at the same base rate he received for the calendar month immediately before his Disability Date, and that amount is credited from his Disability Date to the earliest of: (i) his death; (ii) the date his Disability ceases; (iii) or his Early or Normal Retirement Date.

          (e) For purposes of determining his Future Service Years of Participation, an Eligible disabled Participant is credited with Hours of Service at the rate of forty-five hours for any week during which he is an Eligible Disabled Participant.

5.05      TERMINATION WITH VESTING.

          (a) A Participant shall be 100 percent vested in, and have a non-forfeitable right to his Accrued Pension upon attainment of Normal Retirement Age or upon completion of ten Years of Vesting Service. Effective January 1, 1989, the ten years of Vesting Service will change to the five years for all terminations on or after that date. If the Participant's employment with an Employer or an Affiliated Employer is terminated after he is 100 percent vested in his Accrued Pension for reasons other than retirement or death, he shall be eligible for a deferred vested Pension to commence, as of a date described in Section 5.05(b) below, after the

               Participant has provided written notification to the Committee of his intention to commence receiving his Pension benefits.

          (b) The deferred vested Pension shall generally commence to be paid as of the Participant's Normal Retirement Date and, subject to the provisions of Section 6.01, shall be equal to his Accrued Pension. However, if he had completed 10 Years of Vesting Service on the date of his termination (five Years of Vesting Service effective January 1, 1989), the Participant may elect to have his vested Pension commence as of the first day of any calendar month after his 55th birthday or his termination date if later, and before his Normal Retirement Date. In that case, the Participant's Pension shall be equal to the vested Pension otherwise payable at his Normal Retirement Date reduced as provided for Early Retirement in Section 5.03.

5.06      MAXIMUM BENEFIT LIMITATION.

          (a) The maximum annual Pension payable to a Participant under the Plan, when added to any pension attributable to contributions of an Employer or an Affiliated Employer provided to the Participant under any other qualified defined benefit plan, shall be equal to the lesser of

                (i) $90,000 (multiplied by the Adjustment Factor, when
                    applicable); or

               (ii) The Participant's average annual Remuneration during three consecutive Plan Years (a Plan Year shall be considered a limitation year" for purposes of Section 415 of the Code) of his participation in the Plan affording the highest such average, or during all of the years in which he was a Participant in the Plan if less than three years, subject to the following adjustments:

                    (A) If the Employee has not been a Participant in the Plan for at least 10 years, the maximum annual Pension in clause (i) above shall be multiplied by the ratio which the number of years of his participation in the Plan bears to 10. This adjustment shall be applied separately to the amount of the Participant's Pension resulting from each change in the benefit structure of the Plan, with the number of years of participation in the Plan being measured from the effective date of each such change.

                    (B) If the Participant has not completed 10 Years of Vesting Service, the maximum annual Pension in clause
                         (ii) above shall be multiplied by the ratio which the number of his Years of Vesting Service bears to 10.

                    (C) If the Pension begins before the Participant's Social Security Retirement Age but on or after his 62nd birthday, the maximum Pension in clause (i) above shall be reduced by 5/9 of one percent for each of the first 36 months plus 5/12 of one percent for each additional month by which the Participant is younger than the Social Security Retirement Age at the date his Pension begins. If the Pension begins before the Participant's 62nd birthday, the maximum Pension in clause (i) above shall be the Actuarial Equivalent value, based on an interest rate of 5% per year in lieu of the interest rate otherwise used in the determination of Actuarial Equivalent, of the maximum benefit payable to age 62 as determined in accordance with the preceding sentence.

                    (D) If the Pension begins after the Participant's Social Security Retirement Age, the maximum Pension in clause
                         (i) above shall be the Actuarial Equivalent, based on an interest rate of 5% per year in lieu of the interest rate otherwise used in the determination of Actuarial Equivalent of that maximum benefit payable at the Social Security Retirement Age.

                    (E) If the Participant's Pension is payable as a joint and survivor Pension with his spouse as the Contingent Annuitant, the modification of the Pension for that form of payment shall be made before the application of the maximum limitation, and, as so modified, shall be subject to the limitation.

                    (F) If the Accrued Pension of a Participant on December 31, 1986 (as determined in accordance with the terms of the Plan on May 5, 1986) exceeded the maximum allowable limitation under this Section 5.06(a) above, the maximum dollar limitation applicable to such Participant shall be the amount of such Accrued Pension.

          (b) If a Participant has at any time both participated in a defined benefit plan and been credited with an "annual addition" under any qualified plan maintained by an Employer or an Affiliated Employer for a Plan Year, the sum of the Participant's "defined benefit plan fraction" and "defined contribution plan fraction" for such Plan Year shall not exceed 1.0.

               The terms "defined benefit plan fraction" and "defined contribution plan fraction" mean the following:

                (i) "Defined benefit plan fraction" for any calendar year is a fraction --

                    (A) The numerator of which is the projected annual benefit of the Participant (determined as of the close of the calendar year) under all defined benefit plans maintained by an Employer or an Affiliated Employer, and

                    (B) The denominator of which is the lesser of (1) or (2) below:

                         (1) The product of 1.25, multiplied by the defined benefit plan dollar limitation under Section 415(b) (l) (A) of the Code (as multiplied by the Adjustment Factor) in effect for such calendar year.

                         (2) The product of 1.4, multiplied by an amount which is 100% of the Participant' s average Remuneration for the 3 consecutive years in which his Remuneration was the highest.

               (ii) "Defined contribution plan fraction" for any calendar year is a fraction --

                    (A) The numerator of which is the sum of the annual additions on behalf of Participant for such calendar year, and

                    (B)  The denominator of which is the sum of the lesser of
                         (1) or (2) below determined for such calendar year and for each prior year of service with an Employer or an Affiliated Employer.

                         (1)  The product of 1.25, multiplied by the
                              defined contribution plan dollar limitation under
                              Section 415(c) (l) (A) of the Code (as multiplied by the Adjustment Factor) in effect for such calendar year.

                         (2) The product of 1.4 multiplied by an amount equal to 25% of the Participant's remuneration for such year.

          The "annual addition" on behalf of a Participant under any qualified plan maintained by an Employer or an Affiliated Employer for a Plan Year shall not include transfers to this Plan from another qualified plan but shall include:

           (i) The total contributions made by the Participant or by an Employer or Affiliated Employer on the Participant's behalf under any qualified plan maintained by an Employer or an Affiliated Employer; and

          (ii) Forfeitures, if applicable, that have been allocated on behalf of the Participant under any qualified defined contribution plan maintained by an Employer or an Affiliated Employer.

5.07      SUSPENSION OF BENEFITS.

          (a) If a Participant in receipt of a Pension is restored to service with an Employer as an Eligible Employee and is regularly scheduled to work at least 80 hours per month, the following shall apply:

                 (i) His Pension shall cease and any election of an optional benefit in effect shall be void.

                (ii) Any Years of Vesting Service and Years of Benefit Service to which he was entitled when he retired or terminated service shall be restored to him.

               (iii) Upon later retirement or termination his Pension shall be calculated in accordance with the following:

                      (A) If his reemployment occurred prior to his Normal Retirement Date, it shall be calculated under the benefit formula then in effect, based on his Compensation, Average Monthly Compensation, Past Service Average Monthly Compensation, Future Service

                      Years of Participation and Past Service Months before and after the period when he was not in the service of an Employer, reduced by the Actuarial Equivalent value of the benefits, if any, he received before his return to service with an Employer; or

                (B) If his reemployment occurred on or after his Normal Retirement Date, it shall be equal to the greater of the benefit calculated as described in (A) above or the benefit the Participant was receiving as of his rehire date adjusted to be an Actuarial Equivalent for each month subsequent to his rehire date during which he did not receive payment of the benefit and during which he was not regularly scheduled to work at least 80 hours.

                (iv) The portion of the Participant's Pension upon later retirement payable with respect to Future Service Years of Participation rendered before his previous retirement or termination of service shall never be less than the amount of his previous Pension modified to reflect any option in effect on his later retirement.

          (b) The Committee will establish procedures consistent with Department of Labor Regulations Section 2530.203-3 regarding the suspension of benefits under this Section 5.07 including but not limited to, procedures for resumption of benefits, offsetting benefit payments and notice regarding suspension of benefits.

                                   ARTICLE VI

                       FORM OF PAYMENT OF PENSION BENEFITS

6.01      AUTOMATIC FORM OF PAYMENT.

          (a) If the Participant is not married on the date his Pension begins, his Pension shall be payable in monthly installments ending with the last monthly payment before death, unless the Participant has elected an optional form of benefit as described in Section 6.02.

          (b) If the Participant is married on the date his Pension begins, and if he has not elected an optional form of benefit as described in
               Section 6.02, the Pension payable shall be a joint and survivor Pension which is the Actuarial Equivalent of the Pension otherwise payable, providing for a reduced Pension payable to the Participant during his life and after his death a Pension at the rate of one-half the Pension paid to the Participant, payable during the life of, and to, the spouse to whom he is married at the date his Pension begins. Once the payment of Participant's Pension has begun, no adjustment shall be made for any subsequent chance in marital status or health.

          (c) In any case, an Actuarial Equivalent lump sum payment may, in the discretion of the Committee, be made in lieu of all benefits if the present value of any Pension is less than $3,500. The lump sum payment may be made at any time on or after the date the Participant terminates employment. In addition, if a lump sum payment is to be made after a Participant's Annuity Starting Date, the Participant must consent in writing, to such form of distribution and, if he is married, Spousal Consent must also be obtained.

6.02      OPTIONS.

          (a) A Participant may, subject to the provisions of Section 6.03, elect to convert the Pension otherwise payable to him into one of the Actuarial Equivalent optional fords of benefit described below. However, if the Contingent Annuitant or Beneficiary selected is not the Participant's spouse, the present value of the Pension payable to the Participant under the option shall always be more than 50 per cent of the present value of the benefits payable under the option to the Participant and his Contingent Annuitant or Beneficiary.

          Option 1. A Pension payable for the life of the Participant only;

          Option 2. A modified Pension payable during the Participant's life, and after his death payable at 50% or 100% of the rate of his modified Pension during the life of, and to, the Contingent Annuitant named by him when he elected the option. In the event the Participant is married at the time the annuity starts, the Contingent Annuitant must be the individual legally then married to the Participant.

          Option 3. A modified Pension payable during the Participant's life, guaranteed for a 10 year period after the date the Pension begins. If the Participant dies during the designated period, the modified Pension shall be payable for the balance of that period to the Beneficiary named by him when he elected the option; provided that, if there is no designated Beneficiary or the Beneficiary then does not survive the 10 year period, an Actuarial Equivalent lump sum payment of the remaining payments shall be paid to the alternate Beneficiary or, if none, to the estate of the Beneficiary.

    (b) The following special options and payment apply with respect to the Actuarial Equivalent of a Participant's Accrued Benefit attributable to his Past Service Months under Section 5.02(d) (the "Special Lump Sum Payment").

         (1) The Participant or his surviving spouse may elect to receive the Special Lump Sum Payment determined as a lump sum no later than the Participant's Age 65 or his earlier death.

         (2) This is a special death benefit equal to the Participant's Special Lump Sum Payment. For purposes of this death benefit, a Participant's surviving spouse (the person legally married to the Participant at the Participant's death) is the beneficiary.

         (3) If a Participant dies before his entire Special Lump Sum Report has been paid to him, or if distribution has begun to his surviving spouse and that surviving spouse dies before the Participant's entire Special Lump Sum has been distributed to the surviving spouse, the balance of the Participant's Special Lump Sum must be distributed to his Beneficiary within five years after his death (or the death of his surviving spouse). This shall not apply if the Participant's interest had begun to be distributed for a term certain.

6.03      ELECTION OF OPTIONS.

          (a) A married Participant's election of any option which does not provide for monthly payments to his spouse for life after the Participant's death in an equal amount equal to at least 50% but not more than 100% of the monthly amount payable under the option to the Participant shall be effective only if Spousal Consent to the election is received by the Committee.

          (b) The Committee shall furnish to each married participant within a reasonable time, but more than 90 days, before his projected Annuity Starting Date, a written explanation in nontechnical language of the terms and conditions of the joint and survivor Pension provided under Section 6.01(b), the financial effect upon the Participant's Pension of making an election under Section
               6.02 in lieu of the joint and survivor Pension, the requirement for Spousal Consent as provided in paragraph (a) above, and the right of the participant to make and to revoke elections. under
               Section 6.02. An election under Section 6.02 shall be made on a form provided by the Committee, and may be made after that information is furnished to the participant and during the 90-day election period preceding the participant's Annuity Starting Date. However, a married participant may file with the Committee a written request for detailed information as to the amount of his Pension on a joint and survivor basis under Section 6.01(b) and under Option l of Section 6.02. If he makes that request, the period during which an election of Opt ion 1 may be made shall be extended, if necessary, to include the 60 days following receipt by the participant of that information.

          (c) An election of an option under Section 6.02 may be revoked on a form provided by the Committee, and subsequent electionS and revocations may be made at any time and from time to time during the applicable election period. An election of an optional benefit shall be effective on the date the participant's Pension begins. A revocation of any election shall be effective when the completed form is filed with the Committee. If a participant who has elected an optional benefit dies before the date the election of the option becomes effective, the election shall be revoked. If the Contingent Annuitant or Beneficiary designated under an option dies before the date the election of the option becomes effective, the election shall be revoked.

6.04      COMMENCEMENT OF PAYMENTS.

          (a) Except as otherwise provided in Article 6, payment of a Participant's Pension shall begin as soon as administratively practicable following the latest of:

               (i)    The Participant's 65th birthday;

               (ii) The tenth anniversary of the date on which be became a Participant; or

               (iii) The date he terminates services with an Employer or Affiliated Employer (but not more than 60 days after the close of the plan Year in which the latest of (i), (ii) or
                      (iii) occurs).

          (b) Notwithstanding the preceding paragraph, the Participant's Pension shall begin not later than April 1 after the applicable of the following dates:

               (i)  Prior to January 1, 1989:

                    (A) For an Employee who owns a five percent (5%)or more interest in an Employer or an Affiliated Employer, the last day of the calendar year in which he attains age seventy and one-half (70-1/2), or

                    (B)  For any other Employee, the later of:

                         (1) The last day of the calendar year in which he terminates from an Employer or an Affiliated Employer, or

                         (2) The last day of the calendar year in which he attains age seventy and one-half (70-1/2).

               (ii) After December 31, 1988:

                    The end of the calendar year in which the Employee attains age seventy and one-half (70-1/2). Employees who attain age 70-1/2 in 1988 are deemed to have attained age 70-1/2 in 1989. However, an Employee who attains age seventy and one-half (70-1/2) before January 1, 1988 and does not at any time after he attains age sixty-six and one-half (66-1/2) own a five percent (5%) or more interest in an Employer or an Affiliated Employer may delay distribution of benefits until actual retirement.

                                   ARTICLE VII

                           DEATH AND WELFARE BENEFITS

7.01      SPOUSE'S PENSION.

          (a) If a married Participant dies in active service after having met the requirements for any Pension, or after having terminated from an Employer or an Affiliated Employer after having become entitled to a vested Pension, a spouse's Pension shall be payable to his surviving spouse for life.

          (b) The spouse's Pension shall commence to be paid, unless the spouse makes written election to defer commencement to no later than the date the Participant would have attained age 65, as of the first day of the calendar month following the later of the Participant's date of death or what would have been the Participant's 55th birthday. It shall be equal to:

               (i) In the case of a Participant who dies after he has completed the requirements for a normal or early retirement Pension, the Pension that would have been payable to the spouse if the Participant had retired under Section 5.01 or 5.03, whichever is applicable, and his Pension had commenced as of the first day of the month in which his death occurred or such later date as is selected; or

               (ii) In the case of any other Participant, the Pension that would have been payable to the spouse, based on his Accrued Pension at date of death, if he had elected to have this vested Pension begin upon his attainment of age 55 or such later date as Is selected (or his date of death, if later) and then had died immediately thereafter.

7.02      LATEST DATE OF DISTRIBUTION OF SPOUSE'S PENSION.

          The following rules apply with respect to the latest allowable distribution of death benefits on a Participant's behalf under the Plan In accordance with Section 401(a) (9) of the Code:

          (a) If the Beneficiary is other than the Participant's spouse, distribution to such Beneficiary shall generally be made or commence within one (1) year of the Participant's date of death; or

          (b) If the Beneficiary Is the Participant's spouse, distribution to such Beneficiary shall generally be made or commence by the date on which the Participant would have attained age seventy and one-half (70 1/2).

7.03      OTHER WELFARE BENEFITS.

          (a)  A Participant who:

               (1)  has attained age sixty-two;

               (2) has at least 30,000 Credited Hours of Service for purposes of Section 5.02(b);

               (3)  has at least twenty Years of Vesting Service;

               (4)  has separated from service; and

               (5)  has begun receiving early retirement benefits.

          is entitled to this section's welfare benefits.

          (b) Before his death, a Participant described in Section 7.03(a) is entitled to medical benefits (including dental benefits, if applicable) according to the standards (or insurance contracts) adopted and announced by the Administrative Committee.

          (c) The Spouse and eligible children of a Participant who Is eligible for the welfare benefits described in Section 7.03(a) are also eligible for those benefits until the Spouse remarries or dies before remarriage. If a Participant dies as an Employee and satisfies the conditions of 7.03(a) (2) and (3) and has satisfied the conditions to receive early retirement pension under Section 2.19, his Spouse and eligible children are entitled to the benefits described in this section, beginning on the date that would have been the Participant's sixty-second birthday (or his later death) and ending at the spouse's remarriage or death before remarriage.

          (d) This Section 7.03 is intended to comply with Code section 401(h) and must be construed accordingly. Funding for the welfare benefits under this Section must be maintained in a separate account within the Trust Fund. Except as provided in Section 7.03(e), the assets and Income of this section's separate account may only be used to provide welfare benefits under this section and may not be used for or diverted to any purpose other than providing welfare benefits under this section.

          (e) If all of the Plan's liabilities to provide the welfare benefits under this Section have been satisfied, any amount remaining in this Section's separate account must be returned to Disney or to the other Employers according to Disney's direction.

          (f) As to each Employee who is a five-percent owner as defined in Code section 416(i)(l)(B) during any Plan Year for which contributions are made under this Plan on his behalf to provide this section's welfare benefits, the Administrative Committee must cause the appropriate Trustees and co-Trustees to establish and maintain a separate account. Each such Employee's separate subaccount of this section's separate subaccount must hold the assets used to fund this section's benefits for that Employee and his Spouse and dependents. Benefits under this section for an Employee described in this subsection or for this Spouse and dependents may be paid only from the separate subaccount maintained for him.

                                  ARTICLE VIII

                             ADMINISTRATION OF PLAN

8.01      APPOINTMENT OF PLAN COMMITTEE.

          The general administration of the Plan and the responsibility for carrying out the provisions of the Plan shall be placed with a Committee, consisting of not less than 3 persons, appointed by the Board of Directors to serve at the pleasure of such Board. Any member of the Committee may resign by delivering his written resignation to the Board of Directors.

8.02      DUTIES OF COMMITTEE.

          The members of the Committee shall elect a chairman from their number and a secretary who may be but need not be one of the members of the Committee; may appoint from their number such subcommittees with such powers as they shall determine; and may authorize one or more of their number or any agent to execute or deliver any instrument or make any payment on their behalf. In addition, the Committee may retain counsel, employ agents and provide for such clerical, accounting, actuarial and consulting services as they may require in carrying out the provisions of the Plan; and may allocate among themselves or delegate all or such portion of the duties under the Plan, other than those granted to the Trustee under the trust agreement adopted for use in implementing the Plan, as they, in their sole discretion, shall decide.

8.03      MEETINGS.

          The Committee shall hold meetings upon such notice, at such place or places, and at such time or times as it may from time to time determine.

8.04      ACTION OF MAJORITY.

          Any act which the Plan authorizes or requires the Committee to do may be done by a majority of its members. The action of that majority expressed from time to time by a vote at a meeting or in writing without a-meeting shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all members of the Committee at the time in office.

8.05      COMPENSATION AND BONDING.

          No member of the Committee shall receive any compensation from the Plan for his services as such. Except as may otherwise be required by law, no bond or other security need be required of any member in that capacity in any jurisdiction.

8.06      ESTABLISHMENT OF RULES.

          Subject to the limitations of the Plan, the Committee from time to time shall establish rules for the administration of the Plan and the transaction of its business. The determination of the Committee as to any disputed question shall be conclusive.

8.07      PRUDENT CONDUCT.

          The Committee shall use that degree of care, skill, prudence and diligence that a prudent man acting in a like capacity and familiar with such matters would use in his conduct of a similar situation.

8.08      SERVICE IN MORE THAN ONE FIDUCIARY CAPACITY.

          Any individual, entity or group of persons may serve in more than one fiduciary capacity with respect to the Plan and/or the funds of the Plan.

8.09      LIMITATION OF LIABILITY.

          The Board of Directors, the Committee, the Employees and any officer, employee or agent of an Employer shall not incur any liability individually or on behalf of any other individuals or on behalf of an Employer for any act or failure to act, made in good faith in relation to the Plan or the funds of the Plan. However, this limitation shall not act to relieve any such Individual or an Employer from a responsibility or liability for any fiduciary responsibility, obligation or duty under Part 4, Title 1 of ERISA.

8. 10     INDEMNIFICATION.

          The Committee, the Board of Directors, and the officers, employees and agents of the Employers shall be indemnified against any and all liabilities arising by reason of any act, or failure to act, in relation to the Plan or the funds of the Plan, includIng, without limitation, expenses reasonably incurred In the defense of any claim relating to the Plan or the funds of the Plan, and amounts paid in any compromise or settlement relating to the Plan or the funds of the Plan, except for actions or failures to act made in bad faith. The foregoing indemnification shall be from the funds of the Plan to the extent of those funds and to the extent permitted under applicable law; otherwise from the assets of the Employers.

8.11      EXPENSES OF ADMINISTRATION.

          All expenses incurred prior to the termination of the Plan which shall arise in connection with the administration of the Plan, including but not limited to the compensation of the Trustee, administrative expenses and proper charges and disbursements of the Trustee and compensation and other expenses and charges of any enrolled actuary, counsel, accountant, specialist, or other person who shall be employed by the Committee in connection with the administration thereof, shall be paid from the trust fund to the extent not paid by the Employers.

8.12      CLAIMS PROCEDURES.

          The Committee will ordinarily instruct the Trustee to pay benefits when benefits become available without the necessity of a claim by Participants, Contingent Annuitants or Beneficiaries. If any Participant, Contingent Annuitant or Beneficiary makes a written claim for benefits under the Plan and such benefits are denied, the Committee, within 90 days of the date the claim is filed (or, if special circumstances require an extension of time for processing the claim and written notice is given to the claimant of such extension, up to 180 days after the original claim is filed), shall give the claimant notice in writing of the denial of claimed benefits, setting forth specific reasons for the denial, references to pertinent Plan provisions, the reason for and description of any additional material or information needed to perfect the claim and an explanation of the review procedure. The decision of the Committee shall be final unless the claimant, within 60 days after receipt of notice of the decision of the Committee, makes a written request for review of the decision. The claimant or his authorized representative shall have 30 days after submitting a written request for review during which Plan documents may be reviewed and written issues and comments may be submitted. Within 60 days after receipt of the written request for review, the Committee shall issue a written decision including reasons for the decision and references to controlling Plan provisions, which decision shall be final.

                                   ARTICLE IX

                               MANAGEMENT OF FUNDS

9.01      TRUST AGREEMENT.

          All the funds of the Plan shall be held by a Trustee appointed from time to time by the Board of Directors under a Trust Agreement adopted, or as amended, by the Board of Directors for use in providing the benefits of the Plan and paying its expenses not paid directly by the Employers. The Employers shall have no liability for the payment of benefits under the Plan nor for the administration of the funds paid over to the Trustee.

9.02      APPOINTMENT OF INVESTMENT MANAGER.

          The Company may, in its discretion, appoint one or more investment managers (within the meaning of Section 3(38) of ERISA) to manage (including the power to acquire and dispose of) all or part of the assets of the Plan, as the Company shall designate. In that event authority over and responsibility for the management of the assets so designated shall be the sole responsibility of that investment manager.

                                    ARTICLE X

                               GENERAL PROVISIONS

10.01     EXCLUSIVE BENEFIT RULE.

          Except as otherwise provided in the Plan, no part of the corpus or income of the funds of the Plan shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan before satisfaction of all liabilities with respect to them. No person shall have any interest in or right to any part of the earnings of the funds of the Plan, or any right in, or to, any part of the assets held under the Plan, except as and to the extent expressly provided in the Plan.

10.02     NONALIENATION.

          Except as required by any applicable law, no benefit under the Plan shall in any manner be anticipated, assigned or alienated, and any attempt to do so shall be void. However, payment shall be made in accordance with the provisions of any judgment, decree, or order which:

          (a) Creates for, or assigns to, a spouse, former spouse, child or other dependent of a Participant the right to receive all or a portion of the Participant's benefits under the Plan for the purpose of providing child support, alimony payments or marital property rights to that spouse, child or dependent;

          (b)  Is made pursuant to a state domestic relations law;

          (c) Does not require the Plan to provide any type of benefit, or any option, not otherwise provided under the Plan; and

          (d) Otherwise meets the requirements of Section 206(d) of ERISA, as amended, as a "Qualified Domestic Relations Order", as determined by the Committee.

10.03     CONDITIONS OF EMPLOYMENT NOT AFFECTED BY THE PLAN.

          The establIshment of the Plan shall not confer any legal Rights upon any Employee or other person for a contInuation of employment, nor shall It Interfere With the Rights of an Employer to discharge any Employee and to treat him Without regard to the effect which that treatment might have upon him as a Participant or potential Participant in the Plan.


10.04     FACILITY OF PAYMENT.

          If the Committee shall find that a Participant or other person entitled to a benefit is unable to care for his affairs because of illness or accident or is a minor, the Committee may direct that any benefit due him, unless claim shall have been made for the benefit by a duly appointed legal representative, be paid to his spouse, a child, a parent or other blood relative, or to a person with whom he resides. Any payment so made shall be a complete discharge of the liabilities of the Plan for that benefit.

10.05     INFORMATION REQUIRED FROM PARTICIPANT.

          Each Participant, Contingent Annuitant, Beneficiary or other person entitled to a benefit, before any benefit shall be payable to him or on his account under the Plan, shall file with the Committee the information that it shall require to establish his rights and benefits under the Plan.

10.06     CONSTRUCTION.

          (a) GOVERNING LAWS. Except as otherwise provided by ERISA, this Plan and all provisions thereof shall be construed and administered according to the laws of the State of California.

          (b) TITLE AND HEADINGS NOT TO CONTROL. The titles to the Articles and the headings of Sections in the Plan are placed herein for convenience of reference only, and in the case of any conflict, the text of this instrument rather than such titles or headings shall control.

          (c) GENDER AND PERSON. The masculine pronoun shall include the feminine, the feminine pronoun shall include the masculine and the singular shall include the plural wherever the context so requires.

10.07     NON-DUPLICATION OF BENEFITS.

          Any Pension payable under the Plan shall be reduced by any pension paid to a Participant under the terms of any other defined benefit pension plan to which an Employer contributes, directly or indirectly, other than by payment of taxes, to the extent that such pension is based on a period of employment with an Employer for which a Participant receives credit for Pension benefits under this Plan.


10.08     PROOF OF DEATH AND RIGHT OF BENEFICIARY OR OTHER PERSON.

          The Committee may require and rely upon such proof of death and such evidence of the right of any Contingent Annuitant or Beneficiary or other person to receive the value of the Plan benefits of a deceased Participant as the Committee may deem proper, and its determination of death and of the right of that Contingent Annuitant or Beneficiary or other person to receive payment shall be conclusive.

10.09     FAILURE TO LOCATE RECIPIENT.

          In the event that the Committee is unable to locate a Participant, Contingent Annuitant, or Beneficiary who is entitled to payment under the Plan within 5 years from the date such payment was to have been made, the amount to which such Participant, Contingent Annuitant or Beneficiary was entitled shall be declared a forfeiture and shall be used to reduce future Employer contributions to the Plan. If the Participant, Contingent Annuitant or Beneficiary is later located, the benefit which was previously forfeited hereunder shall be restored by means of additional Employer contributions to the Plan.

10.10     NO CONTRACT OF EMPLOYMENT.

          The Plan shall not be deemed to constitute a contract between any Participating Company and any person or to be consideration an inducement for the employment of any person by any plan any person or to be consideration or inducement for the employment of any person by any Participating Company. Nothing contained In the Plan shall be deemed:

          (a) To give any person the right to be retained in the service of a Participating Company; or

          (b) To interfere with the right of any Participating Company to discharge any person at any time without regard to the effect which such discharge shall have upon his rights or potential rights, if any, under the Plan.

                                   ARTICLE XI

                        AMENDMENT, MERGER AND TERMINATION

11.01     AMENDMENT OF PLAN.

          The Board of Directors reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate, to amend in whole or in part any or all of the provisions of the Plan. However, no amendment shall make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of persons entitled to benefits under the Plan before the satisfaction of all liabilities with respect to them. No amendment shall be made which has the effect of decreasing the Accrued Pension of any Participant or of reducing the nonforfeitable percentage of the Accrued Pension of a Participant below the nonforfeitable percentage computed under the Plan as in effect on the date on which the amendment is adopted or, if later, the date on which the amendment becomes effective. In addition, if the Plan is amended to change the vesting requirements, any Participant with at least three Years of Vesting Service may elect to have his vested percentage computed under the Plan without regard to the amendment. However, any right of the Company to cause mergers or asset and liability transfers or to take a reversion of assets terminate as of the date there is a Change in Control of Disney which is defined as follows:

          (1) any person (within the meaning of Sections 13(d) and 14(d) (2) of the Securities Exchange Act of 1934) is or becomes the beneficial owner, directly or indirectly, to securities of Disney representing fifty percent or more of the combined voting power of Disney's then outstanding securities; or

          (2) during any period of two consecutive years, individuals who at the beginning of such period constitute Disney's Board cease for any reason to constitute at least a majority of Disney's Board, unless the election (or the nomination for election by the Disney shareholders) of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

11.02     DISTRIBUTION FOLLOWING PLAN TERMINATION.

          In the event of the complete or partial termination of the

          Plan, the Plan assets shall be converted into cash and, after payment of all costs or charges incidental to the allocation and distribution of assets, shall be distributed as provided herein and in Section
          14.3. That portion of the assets of the Plan allocable to the separate account referred to in Section 6.4(a) and attributable to:

          (a) The contributions of each Participating Company with respect to which the Plan is terminating; and

          (b) The contributions of Participants with respect to such Company, together with interest thereon pursuant to Section 411(c) (2) (C) of the Internal Revenue Code, shall vest in such Participants and shall be used and applied for the account of such Participants and their Beneficiaries in the order specified in Section 4044 of ERISA. In the event of a partial termination, this paragraph shall apply only to the portion of the Plan so terminated.

          In the event there has not been a Change in Control of Disney, as defined in Section 11.01, any assets remaining after such distribution shall be distributed to the appropriate Participating Companies provided that:

          (a) All liabilities of the Plan to Participants and Beneficiaries have been satisfied; and

          (b)  The distribution does not contravene any provisions of law.

11.03     In the event of termination of the Plan or of the provisions of
          Section 7.03, that portion of the assets of the Plan allocable to the separate account referred to in Section 7.03(d) and attributable to contributions of Participating Companies as to which the Plan (or
          Section 7.03) is terminating, after provision for such expenses as may be incurred, shall be applied toward making provisions for the payment of health and welfare benefits in accordance with the benefits in effect as of the date of termination, under the terms and conditions of Section 7.03.

          Upon the satisfaction of all liabilities under the Plan to provide such health and welfare benefits, any amount remaining in such separate account shall be returned to the appropriate Participating Companies.

11.04     MERGER OR CONSOLIDATION.

          The Plan may not be merged or consolidated with, and its assets or liabilities may not be transferred to, any other plan unless each person entitled to benefits under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

11.05     ADDITIONAL PARTICIPATING EMPLOYERS.

          (a) If any company is or becomes a subsidiary of or associated with an Employer, the Board of Directors may include the employees of that subsidiary or associated company as participants in the Plan upon appropriate action by that company necessary to adopt the Plan. In that event, or if any persons become Employees of an Employer as the result of merger or consolidation or as the result of acquisition of all or part of the assets or business of another company, the Board of Directors shall determine to what extent, if any, previous service with the subsidiary or associated company shall be recognized under the Plan, but subject to the continued qualification of the trust for the Plan as tax-exempt under the Code.

          (b) Any Employer may terminate its participation in the Plan upon appropriate action by it. In that event the assets of the Plan held on account of Participants in the employ of that Employer, and any unpaid Accrued Pensions of all Participants who have separated from the employ of that Employer, shall be determined by the Committee. Those assets shall be distributed as provided in Section 11.06 if the Plan is terminated; otherwise, they shall be segregated by the Trustee as a separate trust pursuant to certification to the Trustee by the Committee, in which case a separate plan for the employees of that Employer shall be created and the board of directors of that Employer shall succeed to all the powers and duties of the Board of Directors, including the appointment of a Committee, with respect to such assets.

11.06     TERMINATION OF PLAN.

          The Board of Directors may terminate the Plan for any reason at any time provided there has not been a Change in Control of Disney as defined in Section 11.02. In case of termination of the Plan, the rights of Participants to the benefits accrued under the Plan to the date of termination, to the extent then funded or guaranteed by the Pension Benefit Guaranty Corporation, if greater, shall be nonforfeitable. The funds of the Plan shall be used for the exclusive benefit of persons entitled to benefits under the Plan as of the date of termination, except as provided in
          Section 4.03. However, any funds not required to satisfy all liabilities of the Plan for benefits because of erroneous actuarial computation shall be returned to the Employers. The Committee shall determine on the basis of actuarial valuation the share of the funds of the Plan allocable to each person entitled to benefits under the Plan in accordance with Section 4044 of ERISA, or corresponding provision of any applicable law in effect at the time. In the event of a partial termination of the Plan, the provisions of this Section shall be applicable to the Participants affected by the partial termination.

11.07     LIMITATION CONCERNING 25 HIGHEST PAID EMPLOYEES.

          (a) The provisions of this Section shall apply to any Participant who is one of the 25 highest paid Employees of the Employers on any "commencement date" and whose anticipated annual Pension provided under the Plan at Normal Retirement Date exceeds $1,500. "Commencement date", for purposes of this Section, shall mean the Effective Date of the Plan or the effective date of any amendment to the Plan which increases the benefits. If the Plan is terminated during the first 10 years after a "commencement date", the amount of the Pension provided under the Plan for any one of the Participants to whom this Section applies shall not be greater than the amount of Pension that can be provided by the largest of the following amounts:

               (i) The Employers' contributions (or funds attributable to those contributions) which would have been applied to provide the Pension if the Plan as in effect on the date before that "commencement date" had been continued without change;

               (ii) $20,000;

               (iii) The sum of

                    (A) The Employers' contributions (or funds attributable to those contributions) which would have been applied to provide benefits for the

                         Employee if the Plan had been terminated on the day before that "commencement date"; plus

                    (B) An amount computed by multiplying the smaller of $10,000 or 20 per cent of the average annual remuneration of that Employee during the last five years of service, by the number of years since that "commencement date"; or

               (iv) The present value of the maximum benefit guaranteed by the
                    Pension Benefit Guaranty Corporation (PBGC), as described in Sect ion 4022(b) (3) (B) of ERISA, determined on the basis of the actuarial assumptions promulgated by the PBGC applicable as of the date of termination of the Plan or the date Pension payments commence, whichever is earlier.

          (b) Any excess reserves arising by application of the provisions of paragraph (a) above shall be used and applied as provided in the Plan for the benefit of the other persons entitled to benefits under the Plan. However, if sufficient funds are available to provide in full for the Pensions accrued for all other persons entitled to benefits under the Plan to the date of termination of the Plan, those excess reserves shall first be used and applied to provide the accrued Pensions of the Participants whose Pensions have been restricted by operation of the provisions of this Section.

          (c) If it should subsequently be determined by statute, court decision acquiesced in by the Commissioner of Internal Revenue,
               - or ruling by the Commissioner of Internal Revenue, that the provisions of this Section are no longer necessary to qualify the Plan under the Code, this Section shall be ineffective without the necessity of further amendment to the Plan.

11.08     CHANGE IN CONTROL.

          Notwithstanding any other provision of this Plan to the contrary, in the event of a change in control as defined in Section 11.01, any residual assets of the trust fund must be used to provide additional retirement benefits to the Participants, in the proportion to their relative Compensation, and then to provide Participants with nondiscriminatory welfare benefits as determined by a group of three individuals elected by a majority of the Participants voting PER CAPITA. For purposes of this Section 11.07 the term "Participants" means only those who were Participants one day prior to the change in control defined in Section 11.01.

                                   ARTICLE XII

                              TOP-HEAVY PROVISIONS

12.01 For purposes of this Section, the Plan shall be "top-heavy" with respect to any Plan Year if, as of the applicable determination date, the top-heavy ratio exceeds 60 per cent. The top-heavy ratio shall be determined as of the applicable valuation date in accordance with
          Section 416(g) (3) and (4) of the Code utilizing the Plan actuarial assumptions (other than those used to calculate a lump sum) contained in the definition of "Actuarial Equivalent". For purposes of determining whether the Plan is top-heavy, the present value of Accrued Pensions under the Plan will be combined with the present value of accrued benefits or account balances under each other plan in the required aggregation group, and, in the Company's discretion, may be combined with the present value of accrued benefits or account balances under any other qualified plan in the permissive aggregation group.

          The following provisions shall be applicable to Participants for any Plan Year with respect to which the Plan is top-heavy:

          (a) The Accrued Pension of a Participant who is a non-key employee shall not be less than 2% of his average Remuneration multiplied by the number of his Years of Vesting Service, not in excess of 10, during the Plan Years for which the Plan is top-heavy. That minimum benefit shall be payable at a Participant's Normal Retirement Date. If payments commence at a time other than the Participant's Normal Retirement Date, the minimum Accrued Pension shall be of Actuarial Equivalent value to that minimum benefit.

          (b) A Participant shall vest in his Accrued Pension in accordance with the following schedule in lieu of the provisions of Section 5.05(a):

                Years of Vesting Service
                ------------------------
                  Less than 2                             0%
                  2 but less than  3                     20%
                  3 but less than  4                     40%
                  4 but less than  5                     60%
                  5 or more                             100%

          (c)  The multiplier "1.25" in subsections (b) (i) (B) (I) and
               (b)(ii)(B)(I) of Section 5.06 shall be reduced to "1.0".

12.03     The following definitions apply to the terms used in this Section:

                  (i) "applicable determination date" means the last day of the preceding Plan Year;

                 (ii)    "top-heavy ratio" means the ratio of:

                         (A) The present value of the Accrued Pension under the Plan for key employees to;

                         (B) The present value of the Accrued Pension under the Plan for all key employees and non-key employees;

                (iii) "key employee" means an employee who is in a category of employees determined in accordance with the provisions of Section 416(i) (l) and (5) of the Code and any regulations thereunder, and where applicable, on the basis of the Employee's Remuneration from an Employer or an Affiliated Employer;

                 (iv) "non-key employee" means any Employee who is not a key employee;

                  (v) "applicable valuation date" means the valuation date coincident with or immediately preceding the last day of the first Plan Year or the preceding Plan Year, whichever is applicable;

                 (vi) "average remuneration" means the average annual Remuneration of a Participant for the five consecutive Years of Vesting Service after December 31, 1988 during which he received the greatest aggregate Remuneration from an Employer or an Affiliated Employer, excluding any Remuneration for service after the last Plan Year with respect to which the Plan is top-heavy;

                (vii) "required aggregation group" beans any other qualified plan(s) of an Employer or an Affiliated Employer in which there are participants who are key employees or which enable(s) the Plan to beet the requirements of
                         Section 401(a) (4) or 410 of the Code; and

               (viii) "permissive aggregation group" means each plan in the required aggregation group and any other qualified plan(s) of an Employer or an Affiliated Employer in which all participants are non-key employees, if the resulting aggregation group continues to meet the requirements of Section 401(a) (4) and 410 of the Code.

                                  ARTICLE XIII

                                   AMENDMENTS

13.01     AMENDMENTS EFFECTIVE OCTOBER 1, 1988.

          (a) Section 5.05(b) is amended by deleting the final period (".") and adding the following at the end thereof:

               "or in Section 5.08, if applicable, with respect to a Participant who terminates service after completing at least 25 Years of Vesting Service."

          (b)  The following new Section 5.08 is added at the end of Article V:

               "5.08     SPECIAL EARLY RETIREMENT.

                         (a)  In lieu of, and notwithstanding the provisions of
                              Section 5.03, the provisions of this Section 5.08 shall apply in the case of a Participant who:

                                (i)  has reached an Early Retirement Date,

                               (ii)  retires from service on or after
                                     September 15, 1986,

                              (iii) retires from service prior to his Normal Retirement Date, and

                               (iv) has completed at least 25 Years of Vesting Service.

                         (b) A Participant who retires from service on or after October 1, 1988 and on or after his sixty-second birthday shall commence to receive an early retirement Pension as of the first day of the calendar month coincidental with or immediately following his retirement from service. Subject to the provisions of Section 6.01, the amount of such Pension shall be equal to the Participant's Accrued Pension.

                         (c) A Participant who retires from service on or after October 1, 1988 but prior to his sixty-second birthday shall commence to receive an early retirement Pension as of the first day of the calendar month after he submits to the Committee a written application for retirement benefits and after he separates from service. Unless the Participant otherwise elects, the early retirement Pension shall be a deferred pension beginning on the first day of the month coincidental with or immediately following his sixty-second birthday and, subject to the provisions of Section 6.01, shall be equal to his Accrued pension. However, the Participant may elect to receive an early retirement Pension beginning on the first day of any calendar month on or after his Early Retirement Date but before his sixty-second birthday. In that case, the Participant's Pension shall be equal to the deferred Pension reduced by 5% for each year by which the date the Participant's early retirement Pension begins precedes the first day of the calendar month coincidental with or next following the Participant's sixty-second birthday, with a pro-rata reduction for any portion of year.

                         (d) A Participant who retired from service on or after September 15, 1986 but prior to October 1, 1988 under the conditions specified in Section 5.08(a) above shall have his future Pension payments increased effective with the Pension payment payable as of October 1, 1988.

                              Such increase shall be equal to the additional amount of Pension the Participant would have received at his original Pension commencement date had the provisions of Sections 5.08(b) or 5.08(c), whichever is applicable, been in effect on such date.

                              If a Participant covered by this Section 5.08(d) had not yet commenced to receive Pension payments as of October 1, 1988, then the Pension subsequently payable to him from or after October 1, 1988 shall be determined under the provisions of Section 5.08(c)."

13.02     AMENDMENTS EFFECTIVE JANUARY 1, 1994.

          Section 7.03 is amended in its entirety to read as follows:

          "7.03     OTHER WELFARE BENEFITS.

          (a)  A Participant who:

               (1) has an Employment Commencement Date prior to January 1, 1994 and, except as provided in Sections 7.03(b) and 7.03(e), has no rehire dates with an Employer or an Affiliated Employer after December 31, 1993;

               (2)  has attained age 65;

               (3) has at least 30,000 Credited Hours of Service including Credited Hours of Service as defined in Section 5.02(b) plus credited hours under any of the Associated Plans after April 30, 1984;

               (4) has at least twenty years of Vesting Service, but only considering Vesting Service accumulated while in an employment classification providing eligibility for participation in this Plan or any of the Associated Plans;

               (5) has separated from service on account of Disability as defined in Section 5.04(b), or on or after attainment of age 55 in any other case; and

               (6)  has begun receiving retirement benefits under the Plan is entitled to this Section's welfare benefits, provided the Participant is not "in competition" with an Employer, or any Affiliated Employer. For purposes of this Section, no Participant shall be considered "in competition" with an Employer, or any Affiliated Employer unless the Participant had been a Senior Vice President of an Employer (or any Affiliated Employer) for at least five years during his career with an Employer or any Affiliated Employers, and the Participant becomes either a 5% or greater percentage owner of a competing business or is employed by a competing business in a classification of Vice President or higher. Considering the preceding, the determination of competition with an Employer or with any Affiliated Employer shall be determined under Committee rules of uniform application.

          (b) In addition to the provisions of Section 7.03(a) above, a Participant who meets the following requirements shall also be entitled to this Section's welfare benefits:

               (1)  has attained age 62;

               (2)  has begun receiving early retirement benefits; and

               (3) has either (A) separated from service prior to July 1, 1994 and prior to March 1, 1994, completed at least 30,000 Credited Hours of Service including Credited Hours of Service as defined in Section 5.02(b) plus credited hours under any of the

                    Associated Plans after April 30, 1984, and completed at least twenty years of Vesting Service, but only considering Vesting Service accumulated while in an employment classification providing eligibility for participation in this Plan or any of the Associated Plans or (B) attained age 60 prior to March 1, 1994, and separates from service after completion of at least 30,000 Credited Hours of Service, including Credited Hours of Service as defined in Section 5.02(b) plus credited hours under any of the Associated Plans after April 30, 1984, and completion of at least twenty years of Vesting Service, but only considering Vesting Service accumulated while in an employment classification providing eligibility for participation in this Plan or any of the Associated Plans.

               If a Participant who meets the requirements of this Section 7.03(b) is rehired by an Employer or an Affiliated Employer subsequent to June 30, 1994 and prior to his attainment of age 55, he will not be entitled to this Section's welfare benefits pursuant to the provisions of this Section 7.03(b). Subsequent eligibility, if any, for this Section's welfare benefits shall be dependent upon fulfillment of the requirements of Section 7.03(a), considering the provisions of Section 7.03(e).

               If a participant who meets the requirements of this Section 7.03(b) is rehired by an Employer or an Affiliated Employer on or after his attainment of age 55, he will remain entitled to this Section's welfare benefits pursuant to the provisions of this
               Section 7.03(b) upon his subsequent retirement.

          (c) Before his death, a Participant described in Sections or 7.03(b) is entitled to health benefits dental or vision benefits, if applicable) according to the standards (or insurance contracts) adopted and announced by the Committee from time to time.

          (d) The Spouse and eligible children of a Participant who is eligible under Sections 7.03(a) or 7.03(b) for the welfare benefits described in Section 7.03(c) are also eligible for those benefits until the Spouse remarries or dies before remarriage. If a Participant dies as an Employee and satisfies the conditions of
               Section 7.03(a)(1),(3) and (4) and has satisfied the conditions to receive an early retirement pension under Section 2.19, his Spouse and eligible children are entitled to the benefits described in this Section, beginning on the Participant's date of death, or if later the date that would have been the Participant's sixty-fifth birthday (sixty-second birthday if the Participant is eligible under Section 7.03(b) above) and ending at the Spouse's remarriage or death before remarriage.

          (e) In general, a Participant who has an Employment Commencement Date or any rehire date with an Employer or an Affiliated Employer that is after December 31, 1993 shall not be entitled to this Section's welfare benefits. However, a Participant's rehire date with an Employer or an Affiliated Employer which occurs after December 31, 1993 shall be ignored for purposes of Section 7.03(a) (1)if the participant satisfies the requirements of subsection (1) and the requirements of either subsection (2) or subsection (3) below:

               (1) Prior to the rehire date, the Participant has at least 30,000 Credited Hours of Service including Credited Hours of Service as defined in Section 5.02(b) plus credited hours under any of the Associated Plans after April 30, 1984 and, has at least twenty years of Vesting Service but only considering Vesting Service accumulated while in an employment classification providing eligibility for participation in this Plan or any of the Associated Plans, and

               (2) The Participant attained age 55 prior to or coincidental with his rehire date, or

               (3)  The Participant fulfilled all of the following conditions:

                    (A) The Participant has only one rehire date which occurs after December 31, 1993 and prior to attainment of age 55;

                    (B) The Participant's period of termination of service immediately prior to the rehire date is less than 366 days;

                    (C) The Participant's period of reemployment following his rehire date is at least 365 consecutive days during which he is credited with at least 1000 Hours of Service.

               For purposes of this Section 7.03(e), a Participant shall not be deemed to have a separation from service and shall not be deemed to have a rehire date that occurs subsequent to December 31, 1993, if the Participant's termination of service is on account of Disability as defined in section 5.04(b) and the Participant returns to service upon recovery from Disability or if the Participant is laid-off and recalled within 12 months of the layoff. In such cases and for the purposes of this Section, such Participant shall be treated as if there was no interruption in the continuity of his service. However, a layoff in excess of 12 months is deemed a separation from service as of the first day of lay off.

               Further, a Participant who has a rehire date due to the acquisition of his employer by an Employer or an Affiliated Employer, shall be deemed not to have a rehire date provided his employment terminates within the three month period commencing on the date of acquisition of his employer.

          (f) This Section 7.03 is intended to comply with Code Section 401(h) and must be construed accordingly. Funding for the welfare benefits under this Section must be maintained in a separate account within the Trust Fund. Except as provided in Section 7.03(g), the assets and income of this Section's separate account may only be used to provide welfare benefits under this Section and may not be used for or diverted to any purpose other than providing welfare benefits under this Section.

          (g) If all of the Plan's liabilities to provide the welfare benefits under this Section have been satisfied, any amount remaining in this Section's separate account must be returned to Disney or to the other Employers according to Disney's direction.

          (h) As to each Employee who is a five-percent owner as defined in Code section 416(i) (l) (B) during any Plan Year for which contributions are made under this Section's welfare benefits, the Administrative Committee must cause the appropriate Trustees and co-Trustees to establish and maintain a separate account. Each such Employee's separate subaccount of this Section's separate subaccount must hold the assets used to fund this Section's benefits for that Employee and his Spouse and dependents. Benefits under this

               Section for an Employee described in this subsection or for his Spouse and dependents may be paid only from the separate subaccount maintained for him."

13.03     AMENDMENTS EFFECTIVE MARCH 1, 1994.

          (a) Section 5.03(b) is amended effective March 1, 1994 with respect to Participants retiring from service on or after said date by adding the following sentence at the end thereof:

               "Notwithstanding the foregoing, the Pension payable under this
               Section 5.03(b) for any Participant who retires from service after completing twenty-five Years of Vesting Service shall not be less than his Accrued Pension as of February 28, 1994 reduced by 5% for each year by which the date the Participant's early retirement Pension begins precedes the first day of the calendar month coincidental with or next following the Participants sixty-second birthday, with a pro-rata reduction for any portion of a year."

          (b) The last sentence of Section 5.05(b) is amended to read as follows:

               "In that case, the Participant's Pension shall be equal to the vested Pension otherwise payable at his Normal Retirement Date reduced as provided for Early Retirement in Section 5.03."

          (c) Section 5.08 of the Plan is deleted effective March 1, 1994 for Participants retiring from service on or after said date.